CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of AdvisorShares Trust with respect to the Pring Turner Dow Jones Business Cycle ETF, a series of AdvisorShares Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 26, 2012